Exhibit 10.3

ADMINISTRATION AGREEMENT

among

NISSAN AUTO RECEIVABLES 20[    ]-[    ] OWNER TRUST

as Issuer

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Administrator

[                    ],

as Indenture Trustee

and

[                    ],

as Owner Trustee

Dated as of [                    ]

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This ADMINISTRATION AGREEMENT, dated as of [                    ] (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among NISSAN AUTO RECEIVABLES 20[    ]-[    ] OWNER TRUST, a Delaware statutory trust (the “Issuer”), NISSAN MOTOR ACCEPTANCE COMPANY LLC, a Delaware limited liability company, as administrator (the “Administrator”), and [                    ], a [                    ], not in its individual capacity but solely as Indenture Trustee (as defined below), and [                    ], a [                    ], not in its individual capacity but solely as Owner Trustee (as defined below).

W I T N E S S E T H:

WHEREAS, beneficial ownership interests in the Issuer represented by the Nissan Auto Receivables 20[    ]-[ ] Owner Trust Asset Backed Certificates (the “Certificates”) have been issued in connection with the formation of the Issuer pursuant to the Amended and Restated Trust Agreement, dated as of [                    ] (the “Trust Agreement”), between Nissan Auto Receivables Company II LLC (“NARC II”), a Delaware limited liability company, as depositor, [                    ], as owner trustee (the “Owner Trustee”), and [                    ], as certificate registrar and paying agent;

WHEREAS, the Issuer is issuing the Nissan Auto Receivables 20[    ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-1, the Nissan Auto Receivables 20[    ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-2[a], [the Nissan Auto Receivables 20[    ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-2b,] the Nissan Auto Receivables 20[    ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-3, [and] the Nissan Auto Receivables 20[    ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-4[, and the Nissan Auto Receivables 20[    ]-[ ] Owner Trust [                    ]% Asset Backed Notes, Class B] (collectively, the “Notes”) pursuant to the Indenture, dated as of [                    ], (as amended and supplemented from time to time, the “Indenture”), between the Issuer and [                    ], as indenture trustee (the “Indenture Trustee”); capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement, dated as of [                    ], among the Issuer, Nissan Motor Acceptance Company LLC (“NMAC”), as servicer, NARC II, as seller, and the Indenture Trustee(the “Sale and Servicing Agreement”), as the case may be;

WHEREAS, the Issuer and other parties have entered into certain agreements in connection with the issuance of the Certificates and the Notes, including the Purchase Agreement, dated as of [                    ] (the “Purchase Agreement”), between NMAC, as seller, and NARC II, as purchaser, the Trust Agreement, the Indenture, this Agreement, the Note Depository Agreement and the Sale and Servicing Agreement [and the Interest Rate [Swap][Cap] Agreement(s)] (collectively, the “Basic Documents”);

WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform certain duties in connection with the Certificates, the Notes and the Collateral;

WHEREAS, the Issuer desires to appoint NMAC as administrator to perform certain of the duties of the Issuer under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer may from time to time request; and

(NAROT 20[    ]-[    ] Administration Agreement)

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. DUTIES OF THE ADMINISTRATOR.

(a)	Duties with respect to the Note Depository Agreement and the Indenture.

(i) Subject to the limitations set forth in clause (c) below, the Administrator agrees to perform all its duties as Administrator under the Basic Documents and the duties of the Issuer under the Note Depository Agreement and the Indenture. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer’s duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Basic Documents and shall prepare, obtain, execute, file and deliver on behalf of the Issuer all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents or otherwise by law.

(ii) The Administrator shall also:

(A) pay the Indenture Trustee and the Owner Trustee from time to time the reasonable compensation provided for in the Indenture and the Trust Agreement, respectively;

(B) reimburse the Indenture Trustee and the Owner Trustee for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or the Owner Trustee to the extent the Indenture Trustee or the Owner Trustee is entitled to such reimbursement pursuant to Section 6.07 of the Indenture or Sections 8.01 and 8.02 of the Trust Agreement, as applicable; and

(C) indemnify the Indenture Trustee, the Calculation Agent and the Owner Trustee and the other Indemnified Parties for, and

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hold each harmless against, any losses, liability or expense to the extent the Indenture Trustee, the Calculation Agent or the Owner Trustee or the other Indemnified Parties are entitled to such indemnification pursuant to the Indenture or the Trust Agreement, as applicable.

(b)	Additional Duties.

(i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents (other than any notice required to be delivered by the Owner Trustee pursuant to Sections 3.07, 6.03(e) and 10.04 of the Trust Agreement), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents; provided, however, that the Administrator shall have no obligation to make any payment required to be made by the Issuer under any Basic Document (except as specified in Section 1(a)(ii) above); provided, further, that the Administrator shall have no obligation, and the Owner Trustee shall be required to fully perform its duties, with respect to the obligations of the Owner Trustee specified under the Trust Agreement and to otherwise comply with the requirements of the Owner Trustee pursuant to or related to Regulation AB. Subject to Section 5 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Administrator set forth in Section 5.04(a), (b), (c), (d), (e) and (f) of the Trust Agreement with respect to, among other things, accounting and reports to the Certificateholders; provided, however, that the Owner Trustee shall remain exclusively responsible for the mailing of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

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(iv) If any Certificateholder is not the Administrator or any of its Affiliates, the Administrator may satisfy its obligations with respect to clauses (ii) and (iii) above and under the Trust Agreement by retaining, at the expense of the Administrator, a firm of independent public accountants (the “Accountants”) which shall perform the obligations of the Administrator thereunder.

In connection with paragraph (ii) above, if any Certificateholder is not the Administrator or any of its Affiliates, then the Administrator will cause the Accountants to provide, prior to December 1 of each year, a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

(v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 and Section 10.03 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(vi) The Administrator shall perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A to the Sale and Servicing Agreement in accordance with the terms and conditions thereof.

(vii) The Administrator shall obtain on behalf of the Trust, at its own expense, all licenses required to be held by the Issuer under the laws of any jurisdiction in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

(viii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(c)	Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent thereto or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) the amendment of the Indenture or execution of any supplement to the Indenture;

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(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of any of the Basic Documents;

(D) the appointment of successor Note Registrars or successor Paying Agents pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, in each case under the Indenture[; and]

(E) the removal of the Indenture Trustee[.][;]

(F) [the provision of copies of any amendment or supplement to the Interest Rate [Swap][Cap] Agreement(s) to the Rating Agencies; and]

(G) [the notification to the [Swap Counterparty][Cap Provider] of any proposed amendment or supplement to any of the Basic Documents.]

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not (x) make any payments to the Noteholders [or the [Swap Counterparty][Cap Provider]] under the Basic Documents, (y) sell the Owner Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

(d)

Notices to Rating Agencies. The Administrator will deliver to each Rating Agency notice (which notice shall be deemed to be delivered if delivered in accordance with Section 10) of the occurrence of (i) any event of default for which it has been provided notice pursuant to Section 3.18 of the Indenture; (ii) any merger or consolidation of the Indenture Trustee pursuant to Section 6.09 of the Indenture; (iii) any supplemental indenture pursuant to Section 9.01 and Section 9.02 of the Indenture; (iv) any merger or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; (v) any amendment to the Trust Agreement pursuant to Section 11.01 of the Trust Agreement; (vi) any Servicer Default for which it has been provided notice pursuant to Section 8.01 of the Sale and Servicing Agreement; and (vii) any termination of, or appointment of a successor to, the Servicer for which it has been provided notice pursuant to Section 8.03 of the Sale and Servicing Agreement.

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2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee and the Indenture Trustee at any time during normal business hours upon reasonable advance written notice.

3. COMPENSATION. As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a monthly payment of compensation in an amount to be agreed to between the Administrator and the Servicer, which shall be solely an obligation of the Servicer.

4. [RESERVED.]

5. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee, and shall not otherwise be or be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

6. NO JOINT VENTURE. Nothing contained in this Agreement shall (i) constitute the Administrator and any of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

(a)	This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

(b)	Subject to Section 8(e), the Administrator may resign by providing the Issuer with at least 30 days’ prior written notice.

(c)	Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator at least 30 days’ prior written notice.

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(d)

Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i) the Administrator shall fail to perform in any material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within 90 days (or, if such default cannot be cured in such time, shall not give within such 90 days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer); or

(ii) an Insolvency Event shall occur with respect to the Administrator.

The Administrator agrees that if the event specified in clause (ii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the occurrence of such event.

(e)

No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement on substantially the same terms as the Administrator is bound hereunder. Promptly after the appointment of any successor Administrator, the successor Administrator shall provide notice of such appointment to each Rating Agency.

9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c) or 8(d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c) or 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

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10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Issuer or the Owner Trustee, to:

Nissan Auto Receivables 20[    ]-[    ] Owner Trust

In care of: [                    ]

[                    ]

[                    ]

[                    ]

Attention: Nissan Auto Receivables 20[    ]-[    ] Owner Trust

Telecopier no: [                    ]

Email: [                    ]

with a copy to:

Nissan Auto Receivables 20[    ]-[    ] Owner Trust

In care of: Nissan Motor Acceptance Company LLC

One Nissan Way

Franklin, TN 37067

Attention: Treasurer

Telecopier no: [                    ]

Email: [                    ]

(b)	if to the Administrator, to:

Nissan Motor Acceptance Company LLC

One Nissan Way

Franklin, TN 37067

Attention: Treasurer

Telecopier no: [                    ]

Email: [                    ]

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(c)	if to the Indenture Trustee, to:

[                    ]

[                    ]

[                    ]

Attention: [                    ]

Telecopier no: [                    ]

Email: [                    ]

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, hand delivered or delivered by telecopier or electronically by email (if an email address is provided), to the address of such party as provided above.

All notices, requests, reports, consents or other communications deliverable to any Rating Agency hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

11. AMENDMENTS.

(a)

Any term or provision of this Agreement may be amended by the Issuer, the Administrator, and the Indenture Trustee, with the consent of the Owner Trustee but without the consent of any Noteholder or Certificateholder or any other Person, subject to the satisfaction of one of the following conditions:

(i) the Administrator delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment;

provided, however, that in the event any Certificates are held by anyone other than the Administrator or any of its Affiliates, this Agreement may only be amended by the Issuer, the Administrator and the Indenture Trustee if, in addition, (i) the Holders of the Certificates evidencing a majority of the Certificate Balance consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b)	This Agreement may also be amended by the Issuer, the Administrator, and the Indenture Trustee, with the consent of the Owner Trustee, for the purpose of

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adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

(i) the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; and

(ii) the Holders of the Certificates evidencing a majority of the Certificate Balance.

It shall not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

[Notwithstanding the foregoing, this Agreement shall not be amended in any way that would materially and adversely affect the rights of the [Swap Counterparty][Cap Provider] without the consent of the [Swap Counterparty][Cap Provider]; provided that the [Swap Counterparty’s][Cap Provider’s] consent to any such amendment shall not be unreasonably withheld, and provided, further that the [Swap Counterparty’s][Cap Provider’s] consent will be deemed to have been given if the [Swap Counterparty][Cap Provider] does not object in writing within 10 days of receipt of a written request for such consent.]

12. SUCCESSOR AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee, and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee and the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14. NO PETITION. Notwithstanding any prior termination of this Agreement, the Administrator shall not, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of

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commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

15. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

16. COUNTERPARTS AND ELECTRONIC SIGNATURE. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

17. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

18. NOT APPLICABLE TO NMAC IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation, right or benefit NMAC may have in any other capacity or under any Basic Document.

19. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [                    ], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and [                    ], not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture and in no event shall [                    ] in its individual capacity, [                    ], in its individual capacity, or any Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. Additionally, the Indenture Trustee in its capacity hereunder shall be afforded the same indemnities, protections, rights, powers and immunities set forth in the Indenture as if such indemnities, protections, rights, powers and immunities were specifically set forth herein.

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20. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

21. [LIMITATION OF RIGHTS. All of the rights of the [Swap Counterparty][Cap Provider] in, to and under this Agreement, if any, shall terminate upon the termination of the Interest Rate [Swap][Cap] Agreement(s) in accordance with the terms thereof and the payment in full of all amounts owing to the [Swap Counterparty][Cap Provider] under such Interest Rate [Swap][Cap] Agreement(s).]

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN AUTO RECEIVABLES 20[ ]-[ ] OWNER TRUST

By:	[ ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Administrator

By:
Name:
Title:

[ ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-1	(NAROT 20[ ]-[ ] Administration Agreement)